PROMISSORY NOTE

   $3,375,000.00                                  August 14, 1995
                                          St. Petersburg, Florida

        1. Payment Schedule and Maturity Date. FOR VALUE RECEIVED, the undersigned (herein called "Maker," whether one or more) hereby promises to pay to the order of NATIONSBANK OF FLORIDA, N.A., a national banking association ("Lender") without offset, in immediately available funds in lawful money of the United States of America, at Real Estate Loan Administration, 400 North Ashley Drive (FL1-010-07-01), in the City of Tampa, Hillsborough County, Florida 33602, the
   principal sum of THREE MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($3,375,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less) together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided, as follows:

        The entire principal balance of this Note then unpaid shall be due and payable and shall be paid on June 14, 1996, the final maturity of this Note (the "Maturity Date"). Accrued unpaid interest for the preceding month shall be due and payable and shall be paid (i) commencing on September 15, 1995, and on the fifteenth (15th) day of each succeeding month thereafter immediately following the month for which said interest has accrued until the Maturity Date.

   At Maker's option, the  Maturity Date may be extended  to June
   14,  2001 (the "Extension Maturity Date"), if on or before the
   Maturity Date the following conditions have been satisfied:

             a. Maker has delivered written notice of its in-tention to exercise the extension option to extend the Maturity Date no less than 30 days prior to the Maturity Date.

             b. Maker has complied with all terms and conditions of the Loan Agreement and Loan Documents (as defined below), including, without limitation, that construc-tion of the Improvements, and the installation of any required items of tangible property, have been completed; and Maker has submitted an acceptable title policy or current "update" endorsement thereto to Lender;

             c. At the time Maker delivers its written notice of intention to exercise the extension option and as of the Maturity Date, no Default then exists, nor any condition or state of facts which after notice and/or lapse of time would constitute a default under this Note, the Loan Agreement, or the Loan Documents (as defined below);



        DOCUMENTARY STAMPS IN THE AMOUNT OF
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        $11,812.50 HAVE BEEN PAID AND PROPER
        Promissory Note - 15 Year
        STAMPS HAVE BEEN AFFIXED TO THE MORTGAGE


             d. If required by Lender, Maker has executed an extension agreement and such other documentation as Lender may require;

             e.   There  has  been  no  adverse  change  in   the
   financial condition of Maker or any guarantors of this Note or with respect to the Property which is the collateral for this Note.

             f.   All    applicable    regulatory   requirements,
   including appraisal requirements as determined by Lender, shall have been satisfied with respect to the extension of the Maturity Date.

   The time period between the Maturity Date and the Extension Maturity Date is referred to as the "Term Phase." During the Term Phase equal monthly payments of principal and interest in an amount calculated based upon the applicable interest rate as applied to the outstanding principal amount of this Note, and amortized over a fifteen (15) year period shall be due and payable and shall be paid commencing on the earlier of (i) the fifteenth (15th) day of the tenth (10th) month following the date of this Note, or (ii) the fifteenth (15th) day of the first (1st) month following the first (1st) day of the Term Phase, and shall continue on the fifteenth (15th) day of each subsequent month thereafter until the Extension Maturity Date.

             Whether or not the extension becomes effective, Maker shall pay all out-of-pocket costs and expenses incurred by Lender in connection with processing Maker's request to exercise its extension option, and all costs and expenses incurred by Maker in connection with documenting the extension (both pre- and post-closing), including but not limited to such costs and expenses as are outlined and described in
   Section 4.7 of the Loan Agreement, and all such costs and expenses shall be due and payable upon the Lender's demand.

        2.   Security;  Loan Documents.   The  security for  this
   Note includes a Mortgage, Assignment of Rents and Security Agreement which, as it may have been or may hereafter be amended, restated, modified or supplemented from time to time, is herein called the "Mortgage" dated August 14, 1995, from PLASMA-THERM, INC., a Florida corporation to Lender, encumbering certain property in Pinellas County, Florida described therein (the "Property"). This Note, the Mortgage, the loan commitment letter from Lender to Maker dated May 1, 1995, as amended by letter dated July 25, 1995, the construction loan agreement between Maker and Lender of even date herewith and the Amended and Restated Revolving Credit Agreement between Lender and Maker dated January 19, 1995, as amended (collectively, the "Loan Agreement"), UCC Financing Statements of even date to be filed for record in the public records of Pinellas County, Florida and in the Office of the Secretary of State of the State of Florida (the "Financing Statements"), Collateral Assignment of General Construction Contract, Subcontracts, Plans and Specifications and Permits, Collateral Assignment of Professional Agreements and Plans and

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          Promissory Note - 15 Year    2


   Specifications and any other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note, are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a "Loan Document" and together the "Loan Documents." All of the terms, definitions, conditions and covenants of the Loan Documents are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefit of and remedies provided in the Loan Documents. Subject to the terms and conditions of this Note and the Loan Documents, Lender shall advance funds to Maker pursuant to the terms of the Loan Agreement.

        3. Interest Rate. Subject to the further provisions of this Section 3, the unpaid principal balance of this Note from day to day outstanding which is not past due shall bear interest at a rate per annum equal to the lesser of (i) the Maximum Rate (hereinafter defined) or (ii) the Stated Rate (hereinafter defined) computed on the Annual Basis (hereinafter defined). The term "Stated Rate" as used in this Note means the following:

        From the date hereof until the Maturity Date, at a variable rate ("Variable Rate") equal to the Prime Rate of Lender. The term "Prime Rate" as used in this Note means, on any day, the rate of interest per annum then most recently established by Lender as its "prime rate." Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Lender to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general.

        During the Term Phase, at a fixed rate based upon the Index Rate plus two hundred (200) basis points rounded to the nearest 1/8 of one percent. The term "Index Rate" is hereby defined as the weekly average yield on United States Treasury securities adjusted to a constant maturity of five (5) years as made available by the Federal Reserve Board through periodic Federal Reserve Statistical Releases or other comparable Federal Reserve Publications. If the Index Rate is no longer available, the Lender will choose a new index which is based upon comparable information. The most recent weekly interest rate available as of the date which is fifteen (15) days before the first day of the Term Phase shall be used as the Index Rate.

   If a Variable Rate applies, then (i) the Stated Rate shall, unless otherwise specified herein and subject to clause (ii) following, change with each change in such Variable Rate as of the date of any such change, without notice, subject always to

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   the limitations set out in  this Section 3; and (ii) if on any day the Variable Rate shall exceed the maximum permitted by application of the Maximum Rate in effect on that day, the Variable Rate shall be limited to, but shall remain at and vary with, the maximum permitted by application of the Maximum Rate on that day and on each day thereafter until the total amount of interest accrued at the Variable Rate on the unpaid balance of this Note equals the total amount of interest which would have accrued if there were no limitation by the Maximum Rate, or until the earlier payment in full of this Note.

   The interest  rate charged hereunder is  authorized by Florida
   Statutes Section 687.12 (1993).

   The "Annual Basis" referred to in this Note means computation of interest for the actual number of days elapsed and as if each year were composed of 360 days.

   However, use of the Annual Basis is subject always to limitation by the Maximum Rate and in no event shall any such computation result in an amount of interest in excess of the Maximum Amount (hereinafter defined). In any event, all interest at the Maximum Rate shall be computed on the Annual Basis of 365 days (366 in a leap year).

   Any principal of, and to the extent permitted by applicable law, any interest on this Note, and any other sum payable hereunder, which is not paid when due shall bear interest, from the date due and payable until paid, payable on demand, at a rate per annum (the "Default Rate") equal to the lesser of (i) twenty percent (20%) or (ii) the Maximum Rate.

   The term "Maximum Rate" as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or the law of the state indicated in Paragraph 10 hereof permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. The Maximum Rate shall be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this Note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount").

        4. Late Charges. Should Maker fail to pay the installments of interest or principal (if applicable) on any due date provided herein, the Maker further promises to pay a late payment charge equal to four percent (4%) of the amount of the unpaid installment as liquidated compensation to Lender for the extra expense to Lender to process and administer the late payment, Maker agreeing, by execution hereof, that any other measure of compensation for a late payment is speculative and impossible to compute. This provision for late charges shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives

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          Promissory Note - 15 Year 4


   Maker a right to cure a Default. Imposition of late charges is not contingent upon the giving of any notice or lapse of any cure period provided for in the Mortgage or other Loan Documents and shall not be deemed a waiver of any right or remedy of Lender including without limitation, acceleration of this Note.

        5. Prepayment. At any time during this Note while the Variable Rate is in effect, the Maker may prepay the principal balance of this Note, in full at any time or in part from time to time, provided that (i) Lender shall have actually received from Maker at least five (5) business days' prior written notice of Maker's intent to prepay, of the amount of principal which will be prepaid (the "Prepaid Principal") and of the date on which the prepayment will be made; (ii) each prepayment shall be in the amount of $1,000.00 or a larger integral multiple of $1,000.00 (unless the prepayment retires the outstanding balance of this Note in full); and (iii) each prepayment shall be in the amount of 100% of the Prepaid
   Principal, plus any due and unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid.

   Except as set forth below, during the Term Phase when a fixed rate of interest is in effect, Maker shall pay to Lender, contemporaneously with any prepayment of any amount of the Note, a prepayment fee calculated as follows:

        A prepayment fee shall be due and payable to Lender in an amount equal to the product of (A) the amount so prepaid multiplied by (B) the difference (but not less than zero) of (iv) the Constant Maturity 360-day interest yield (as of the first day of the Term Phase and expressed as a decimal) for a United States Treasury bill, note or bond (a "Treasury Obligation") selected by Lender, in an aggregate amount comparable to the amount prepaid, and having, as of the first day of the Term Phase, a remaining term approximately equal to the Term Phase, minus
        (v) the 360-day interest yield (as of the business day immediately preceding the prepayment date and expressed as a decimal) on such Treasury Obligation and having, as of the business day immediately preceding the prepayment date, a remaining term until maturity approximately equal to the unexpired portion of the Term Phase, multiplied by (C) the quotient of (y) the number of calendar days in the unexpired portion of the Term Phase, divided by (z)
        360. The applicable yields on the Treasury Obligations described above shall be determined based upon the Federal Reserve statistical release
        H.15 published for the applicable determination dates set forth above. Any Treasury Obligation selected when the Term Phase is one year or less shall be United States Treasury Bills. Lender shall not be obligated or required to have actually

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          Promissory Note - 15 Year  5


        reinvested the prepaid amount of the Note in any such Treasury Obligation as a condition precedent to Maker being obligated to pay a prepayment fee as outlined above. Lender shall not be obligated to accept any prepayment of principal unless it is accompanied by the prepayment fee, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph. No prepayment fee payable in connection herewith shall in any event or under any circumstance be deemed or construed as a penalty.

   The prepayment fee described above shall not apply as to principal prepayments made up to the amount of $60,000.00 in any calendar year.

   If this Note is prepaid in full, any commitment of Lender for further advances shall automatically terminate. Any partial prepayment shall be applied in accordance with Paragraph 6 below and shall not postpone the due date of any subsequent installments or the Maturity Date, or change the amount of such installments due, unless Lender shall otherwise agree in writing, and further except that any prepayments which represent partial release fees in accordance with the terms of the Loan Agreement, shall be credited to the then next due principal paydown required in this Note.

        6. Certain Provisions Regarding Payments. All payments made as scheduled on this Note shall be applied, to the extent thereof, to any due and unpaid interest, unpaid principal, and any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its discretion. All prepayments on this Note shall be applied, to the extent thereof, first, to any due and unpaid interest on the amount prepaid, next to the remaining principal installments, and last to any other sums due and unpaid to Lender under the Loan Documents. Except to the extent that specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness secured by the Mortgage in such manner and order as Lender may elect in its discretion, any instructions from Maker or anyone else to the contrary notwithstanding. Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by the holder hereof of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a Default (hereinafter defined).


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          Promissory Note - 15 Year  6


        7. Default/Acceleration. It shall be a default ("Default") under this Note and each of the other Loan Documents if (a) any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of how such amount may have become due; or (c) there shall occur any default or Event of Default under the Mortgage or any other Loan Document. Upon the occurrence of a Default, the holder hereof shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note at once due and payable (and upon such acceleration, the same shall be at once due and payable without presentation, demand, protest or notice of any kind, which are all hereby waived by Maker, and this Note shall thereafter bear interest at the Default Rate), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity.

   All of the rights, remedies, powers and privileges (together, "Rights") of the holder hereof provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by the holder hereof to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of the Right. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of the holder hereof to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

   If any holder of this Note retains an attorney in connection with any Default or at the Maturity Date or to collect, enforce or defend this Note or any other Loan Document in any lawsuit, at trial, or in any appellate, probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this Note or any other Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lender under the Loan Documents, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including without limitation reasonable attorneys' fees, paralegals' fees and costs.



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          Promissory Note - 15 Year  7


        8. Controlling Agreement. All parties to the Loan Documents intend to comply with applicable usury law. All existing and future agreements regarding the debt evidenced by this Note are hereby limited and controlled by the provisions of this Section. In no event (including but not limited to prepayment, default, demand for payment, or acceleration of maturity) shall the interest taken, reserved, contracted for, charged or received under this Note or under any of the other Loan Documents or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount"). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, then ipso facto, such document shall be reformed and the interest payable reduced to the Maximum Amount, without necessity of execution of any amendment or new document. If the holder hereof ever receives interest in an amount which apart from this provision would exceed the Maximum Amount, the excess shall, without penalty, be refunded to the payor, or at the option of such payor, be applied to the unpaid principal of this Note in inverse order of maturity of installments and not to the payment of interest. The holder hereof does not intend to charge or receive unearned interest on acceleration. All interest paid or agreed to be paid to the holder hereof shall be spread throughout the full term (including any renewal or extension) of the debt so that the amount of interest does not exceed the Maximum Amount.

        9. Mandatory Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Note or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Note may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Note applies in any court having jurisdiction over such action.

             (a) Special Rules. The arbitration shall be conducted in Tampa, Florida, and administered by Endispute, Inc. d/b/a J.A.M.S./Endispute who will appoint an arbitrator; if J.A.M.S./Endispute is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.



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          Promissory Note - 15 Year 8


             (b)  Reservations of Rights.   Nothing in  this Note
   shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note; or (ii) be a waiver by the Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the bank hereto (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. The Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Note. At Lender's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

        10. General Provisions. Time is of the essence hereunder. If more than one person or entity executes this Note as Maker, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this
   Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor;
   (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (iv) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof or further consent of Maker or any guarantors to any of them; and (v) submit (and waive all rights to object) to non-exclusive personal jurisdiction in the State of Florida, and venue in the county in which payment is to be made as specified in Section 1 of this Note or in Pinellas County, Florida, for the enforcement of any and all obligations under this Note and the Loan Documents.

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          Promissory Note - 15 Year  9


   A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected prejudiced, or disturbed thereby. This Note may not be amended except in a writing specifically intended for the purpose and executed by the party against whom enforcement of the amendment is sought. In the event any provisions of this Note are inconsistent with the provisions of the Loan Documents, or any other agreements or documents executed in connection with this Note, this Note shall control. The holder of this Note may, from time to time, sell or offer to sell the loan evidenced by this Note, or interests therein, to one or more assignees or participants and is hereby authorized to disseminate any information it has pertaining to the loan evidenced by this Note, including, without limitation, any security for this Note and credit information on Maker, any of its principals and any guarantor of this Note, to any such assignee or participant or prospective assignee or prospective participant, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such person(s) would have if such person(s) were Lender hereunder. Maker warrants and represents to Lender and all other holders of this Note that the loan evidenced by this Note is and will be for business or commercial purposes and not primarily for personal, family, or household use. The terms, provisions, covenants and conditions hereof shall be binding upon Maker and the heirs, devisees, representatives, successors and assigns of Maker. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. The pronouns used in this instrument shall be construed as masculine, feminine or neuter as the occasion may require. Use of the singular includes the plural, and vice versa. Any reference herein to a day or business day shall be deemed to refer to a banking day which shall be a day on which Lender is open for the transaction of business, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking day. Notwithstanding such timely performance, interest shall continue to accrue hereunder until such payment or performance has been made.

        THIS   NOTE,   AND   ITS   VALIDITY,    ENFORCEMENT   AND
   INTERPRETATION, SHALL  BE  GOVERNED BY  FLORIDA  LAW  (WITHOUT
   REGARD  TO ANY  CONFLICT  OF LAWS  PRINCIPLES) AND  APPLICABLE
   UNITED STATES FEDERAL LAW.

        THE  WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT
   BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF

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          Promissory Note - 15 Year 10


   PRIOR, CONTEMPORANEOUS OR  SUBSEQUENT ORAL  AGREEMENTS OF  THE
   PARTIES.

        THERE  ARE  NO  UNWRITTEN  ORAL  AGREEMENTS  BETWEEN  THE
   PARTIES.

        IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                           MAKER:

                                           PLASMA-THERM,  INC.,
                                           a Florida corporation

                                           By:  /s/Ronald S. Deferrri
                                                Ronald  S. Deferrari,
                                                President

                                                     (CORPORATE SEAL)








































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